                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): August 15, 1996
                                  ----------------

                       VITAFORT INTERNATIONAL CORPORATION
                       ----------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Delaware                       0-18438                 68-0110509
- ----------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION           (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)               FILE NUMBER)           IDENTIFICATION NO.)



Suite 480, 1800 Avenue of the Stars, Los Angeles, California         90067
- --------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER,
INCLUDING AREA CODE:                         (310) 552-6393
                                      --------------------------

                                 Not Applicable
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

     On August 15, 1996, the Registrant entered into a Loan and Security Agreement ("LSA") with Coast Business Credit, a division of Southern Pacific Thrift & Loan Association ("Coast"). The LSA provides for a credit facility of up to $4,000,000 in an amount equal to: (I) 75% of eligible receivables, as defined in the LSA and (ii) up to 30% of eligible inventories, as defined in the LSA, but not to exceed $500,000. The LSA has an initial term ending August 31, 1998 and automatically renews for successive one year terms thereafter unless either the Registrant or Coast gives notice of termination within 60 days of the end of any term. Advances under the LSA bear interest at the prime rate announced by the Bank of America NT plus 3% per annum and are secured by a first priority lien on all of the Registrant's assets. The LSA provides for minimum interest payments of $7,500 per month for the first three months, $10,000 for the next three months and $15,000 thereafter. The Registrant paid a $40,000 loan fee upon executing the LSA and is required to pay a $5,000 facility fee on a quarterly basis. The LSA provides for substantial early termination fees if it is terminated by the Registrant during its first two years. The Registrant paid a $40,000 fee to a facilitator in connection with the LSA.

     The Registrant intends to use the proceeds of advances under the LSA to meet its working capital requirements.

ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED.  Not applicable.

(b) PRO-FORMA FINANCIAL INFORMATION.   Not applicable.

(c) EXHIBITS.

         1. Loan and Security Agreement, dated August 15, 1996, between the Registrant and Coast Business Credit, a division of Southern Pacific Thrift & Loan Association.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         VITAFORT INTERNATIONAL CORPORATION




                                 By:  /s/Mark Beychok
                                    ------------------------------
                                      Mark Beychok,
                                      Chief Executive Officer

Dated: August 28, 1996



                                        3